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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          Date of report (Date of earliest event reported): May 8, 2001


                              DIEDRICH COFFEE, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                       000-21203               33-0086628
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(State or Other Jurisdiction            (Commission            (IRS Employer
      of Incorporation)                 File Number)         Identification No.)


2144 Michelson Drive, Irvine California                             92612
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(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (949) 260-1600


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

     On May 8, 2001, Diedrich Coffee, Inc. completed the sale of 8,000,000 shares of its common stock, at a price of $0.75 per share, and the issuance of warrants to purchase 2,000,000 shares of its common stock, at an initial exercise price of $1.20 per share, to a series of investors. The gross proceeds to the company from the equity investment was $6 million. After the payment of approximately $400,000 in transaction expenses, Diedrich Coffee anticipates paying approximately $3.6 million of the proceeds to its lender to reduce outstanding indebtedness. The remainder of the proceeds will be used for current obligations and other general corporate expenses.

     In connection with the equity investment transaction, Sequoia Enterprises, L.P., of which Diedrich Coffee's chairman, Paul C. Heeschen, is the general partner, purchased 4,000,000 shares of common stock and was issued a warrant to purchase an additional 1,000,000 shares of common stock. As a result, when combined with shares previously held, Mr. Heeschen beneficially owned approximately 32% of the company's outstanding common stock immediately after the completion of the equity investment transaction.

     In addition, a number of entities of which Westcliff Capital Management, LLC is the general partner or investment advisor purchased an aggregate of 3,333,334 shares of common stock and were issued warrants to purchase an additional 833,333 shares of common stock. As a result, when combined with shares previously held, Westcliff Capital Management, LLC beneficially owned approximately 19.9% of the outstanding common stock of Diedrich Coffee immediately after the completion of the equity investment transaction. While the investors have not expressed any intent to act in concert, if they did, they would control approximately 51.9% of the company's outstanding common stock.

     On May 9, 2001, following the closing of the equity investment transaction, Diedrich Coffee effected a one-for-four reverse stock split by filing an amendment to its certificate of incorporation. The reverse stock split resulted in every four shares of the company's outstanding common stock being converted automatically into one share of common stock. As part of the reverse stock split, the number of authorized shares of Diedrich Coffee common stock was decreased proportionately from 35,000,000 shares to 8,750,000 shares. Diedrich Coffee's stock began trading on The Nasdaq National Market on a post-reverse stock split basis on May 11, 2001.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits.

     The following exhibits are filed with this report of Form 8-K:


       EXHIBIT
       NUMBER        DESCRIPTION
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          3.1        Restated Certificate of Incorporation, dated May 11, 2001

          4.1        Registration Rights Agreement, dated May 8, 2001

          4.2        Form of Warrant, dated May 8, 2001

         99.1        Press Release, dated May 9, 2001


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 16, 2001
                                                 DIEDRICH COFFEE, INC.,
                                                 a Delaware corporation


                                                 By: /s/ J. MICHAEL JENKINS
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                                                         J. Michael Jenkins
                                                         President and Chief
                                                         Executive Officer


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                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                     DESCRIPTION
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          3.1        Restated Certificate of Incorporation, dated May 11, 2001

          4.1        Registration Rights Agreement, dated May 8, 2001

          4.2        Form of Warrant, dated May 8, 2001

         99.1        Press Release, dated May 9, 2001